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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Sterling Financial Corporation:

    We consent to the incorporation by reference in the registration statement of Sterling Financial Corporation on Form S-4 of our report, which includes an explanatory paragraph describing changes in the methods of accounting for the transfer of financial assets and liabilities, mortgage servicing rights, impairment in long lived assets and impaired loans, dated January 28, 1998, except for Note 25 as to which the date is February 4, 1998, on our audits of the consolidated financial statements of Sterling Financial Corporation as of December 31, 1997 and 1996 and June 30, 1996, and for the year ended December 31, 1997, the six months ended December 31, 1996 and the years ended June 30, 1996 and 1995. We also consent to the references to our firm under the captions "Summary Consolidated Financial Data And Other Information For Sterling" and "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

June 23, 1998
Spokane, Washington